UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 19, 2023

Avita Medical, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39059	85-1021707
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

28159 Avenue Stanford, Suite 220, Valencia, CA 91355	661.367.9170
(Address of principal executive offices, including Zip Code)	(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	RCEL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934. Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 19, 2023, AVITA Medical, Inc. (the “Company”) effected changes to its management structure. In connection with these changes, Michael Holder, the Company’s Chief Financial Officer, and Kathy McGee, the Company’s Chief Operating Officer, are leaving the organization. Each of Mr. Holder and Ms. McGee will receive severance benefits in accordance with such employee’s Executive Employment Agreement with the Company for an involuntary termination without cause, including payment of twelve months’ base salary (which includes salary for the notice period required by the Executive Employment Agreement), payment for health, vision and dental plan benefits for nine months following termination, and acceleration of any unvested stock awards, and Ms. McGee will receive her annual bonus for 2022 in the amount of $164,140, in each case in exchange for signing a separation and release of claims agreement.

The Company will discontinue the role of Chief Operating Officer in light of its new management structure. Mr. Holder’s responsibilities as the Company’s principal financial officer and principal accounting officer will transition to Mr. Sean Ekins, as Interim Chief Financial Officer, effective immediately. Mr. Ekins, age 48, has served as the Company’s Sr. Vice President of Finance since June 2018. Prior to joining the Company, Mr. Ekins served as a controller with Ixia, a division of Keysight Technologies, Inc. There is no family relationship between Mr. Ekins and any director, executive officer or person nominated or chosen by the Company to become a director or executive officer at the Company. The Company has not entered into any transactions with Mr. Ekins that would require disclosure pursuant to Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Item 7.01.	Regulation FD Disclosure.

On January 19, 2023, the Company issued a press release announcing changes in its management structure, which is furnished hereto as Exhibit 99.1. The information in this Item 7.01 and in the press release furnished hereto as Exhibit 99.1 is not to be considered “filed” for purposes of the Exchange Act or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

99.1	Press release issued by the Company, dated January 19, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 19, 2023

AVITA MEDICAL, INC.

By:	/s/ Donna Shiroma
Name:	Donna Shiroma
Title:	General Counsel